Exhibit 10.6

Principal Amount: $705,000	Original Issue Date: March 19, 2015

Date of Amendment: As of April 20, 2016

AMENDED CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SHARES UNDERLYING THIS AMENDED CONVERTIBLE NOTE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER SUBJECT TO CERTAIN FURTHER RESTRICTIONS, AND EXCEPT AS EXPRESSLY PROVIDED IN THE BORROWER’S CHARTER, (I) NO INDIVIDUAL HOLDER (AS DEFINED HEREIN) MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE BORROWER IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE BORROWER UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON SHALL BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE BORROWER BEING “CLOSELY HELD” UNDER SECTION 856 (H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE BORROWER BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS, DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND (V) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON THE BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET

FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE BORROWER IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ABOVE ARE VIOLATED IN (I), (II) OR (III), THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP (I), (II), OR (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OR THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OF TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE BORROWER MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE BORROWER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED UPON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE BORROWER AT ITS PRINCIPAL OFFICE.

FOR VALUE RECEIVED, WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (hereinafter called “Borrower”), hereby promises to pay to OPPORTUNITY PARTNERS L.P. (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of $705,000 (“Principal Amount”), on December 15, 2018 (the “Maturity Date”), if not sooner paid in accordance with the terms of this convertible promissory note.

This Amended Convertible Promissory Note (this “Note”) has been entered into pursuant to the terms of a Securities Purchase Agreement, dated December 16, 2013 (the “Purchase Agreement”), and shall be governed by the terms of the Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement. The following terms shall apply to this Note:

ARTICLE I

INTEREST

1.1. Interest Rate. Interest on this Note shall compound monthly and shall accrue at the annual rate of nine percent (9%). Interest will be payable monthly in arrears. Upon thirty (30) calendar days’ notice, the Borrower may prepay any portion of the outstanding principal and accrued and unpaid interest, if any, without penalty. During such 30 calendar day notice period, the Holder shall have the right to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any accrued but unpaid interest, into shares of the Borrower’s common stock, as provided in Section 2.1. Any Convertible Notes (as defined in the Purchase Agreement) not then converted shall be subject to prepayment.

ARTICLE II

CONVERSION RIGHTS

2.1. Borrower’s Conversion Rights.

(a) Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any accrued but unpaid interest, into shares of the Borrower’s common stock, $0.01 par value per share (the “Conversion Shares”), subject to the terms and conditions set forth in this Article II, at the rate of the Conversion Price (as defined in Section 2.1(b) below), as the same may be adjusted pursuant to this Note. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.3.

(b) The Holder may exercise its right to convert all or any portion of the outstanding Principal Amount of this Note and any accrued but unpaid interest into the Conversion Shares at any time prior to the repayment in full of the Note. The Conversion Price for such conversions shall be equal to the lesser of (i) the product of (A) the Market Price for the Borrower’s shares of common stock and (B) ninety percent (90%), and (ii) $5.50 per share. For purposes of this section, “Market Price” is defined (i) in the case for which a public market exists for the Borrower’s shares of common stock at the time of such exercise, at a price per share equal to (A) the average of the means between the closing bid and asked prices of the shares in the over-the-counter market for 20 consecutive business days commencing 30 business days before the date of Notice of Conversion, (B) if the shares are quoted on the Nasdaq Capital Market, at the average of the means of the daily closing bid and asked prices of the shares for 20 consecutive business days commencing 30 business days before the date of such notice, or (C) if the shares are listed on any other national securities exchange, at the average of the daily closing prices of the shares for 20 consecutive business days commencing 30 business days before the date of such notice, and (ii) in the case no public market exists at the time of such exercise, at the Appraised Value. For the purposes of this Note, “Appraised Value” is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a “Valuation Event”) requiring determination of Market Price at a time when no public market exists for the shares (the “Negotiation Period”), the Holder and the Borrower shall negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Note by a recognized appraisal or investment banking firm mutually agreeable to the Holder and the Borrower (the “Appraiser”). If the Holder and the Borrower cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Borrower, on the one hand, and the Holder, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those Appraisers will determine Appraised Value, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. Such independent Appraiser(s) will be directed to determine the Appraised Value as soon as practicable, but in no event later than thirty (30) calendar days from the date of its selection. The determination by Appraiser(s) of the Appraised Value will be conclusive and binding on all parties to this Note. If there are two Appraisers, and they do not agree as to the Appraised Value, then the Appraised Value shall be determined to be the average of the Appraised Values as determined by each Appraiser. Appraised Value of each share at a time when (i) the Borrower is not a reporting company under the Securities Exchange Act of 1934, as amended, and (ii) the shares are not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the Borrower taken as a whole and dividing that value by the number of shares then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. The costs of the Appraiser(s) will be borne by the Borrower.

2.2. Conversion Limitation. The maximum number of shares of the Borrower’s common stock that may be issued upon conversion of all the Convertible Notes shall be 1,417,079. The maximum number of shares of the Borrower’s common stock that may be issued upon conversion of this particular Note shall be 333,013.

2.3. Mechanics of Conversion.

(a) In the event that the Holder elects to convert any amounts outstanding under this Note into Conversion Shares, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Borrower shall make the appropriate reduction to the Principal Amount and accrued but unpaid interest as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date.” A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to its transfer agent accompanied by an opinion of counsel (if so required by the

Borrower’s transfer agent), and, except as otherwise provided below, shall cause the transfer agent to promptly transmit the certificates representing the Conversion Shares to the Holder (the “Delivery Date”).

2.4. Conversion Mechanics.

(a) The number of shares of common stock to be issued upon each conversion of this Note pursuant to this Article II shall be determined by dividing that portion of the Principal Amount and accrued but unpaid interest to be converted, if any, by the then applicable Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of its shares of common stock are permitted to tender or exchange their shares of common stock for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the Borrower’s outstanding shares of common stock (not including any common stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate shares of common stock of the Borrower, or (F) the Borrower effects any reclassification of its common stock or any compulsory share exchange pursuant to which the common stock are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid Principal Amount thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change its common stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Portion hereof and accrued interest hereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the common stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the common stock of the Borrower is subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock in additional common stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of ordinary shares outstanding immediately after such event bears to the total number of ordinary shares outstanding immediately prior to such event.

(c) Whenever the Conversion Price is adjusted pursuant to Section 2.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.5. Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued common stock not less than one hundred (100%) of the maximum number of shares of common stock issuable upon the conversion of this Note. Borrower represents that upon issuance, such shares of common stock will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for common stock upon the conversion of this Note.

2.6 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Borrower. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note, and the Borrower is hereby expressly authorized to offset any such amounts mutually agreed upon by Borrower and Holder or pursuant to a judgment in Borrower’s favor against amounts then due under the Note.

2.7 Registration Rights. The Holder of this Note shall be entitled to the registration rights with respect to the shares as set forth in the Registration Rights Agreement dated December 16, 2013, to which the Holder and the Borrower are a party.

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and, if subject to cure, such breach continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein or in the Purchase Agreement shall be false or misleading in any material respect as of the date made.

3.4 Receiver or Trustee. The Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $750,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

3.6 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $750,000 for more than thirty (30) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and, if instituted, is not dismissed within forty-five (45) days of initiation.

3.8 Delisting. Delisting of the Borrower’s common stock from the Nasdaq Stock Market for a period of ten (10) consecutive trading days.

ARTICLE IV

MISCELLANEOUS

4.1 Note Rank. The indebtedness evidenced by this Note shall be senior to, and have priority in right of payment over, all indebtedness of the Borrower incurred prior to or following the date of this Note. Notwithstanding the foregoing, this Note shall rank pari passu to the other Convertible Notes and the Non-Convertible Notes.

4.2 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.3 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon actual receipt by the party to whom such notice is required or permitted to be given, if such notice or communication is delivered via electronic mail. The addresses for such communications shall be: (i) if to the Holder to: the address on the signature page hereof, and (ii) if to Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard Virginia Beach, VA 23452.

4.4 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.5 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.6 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.7 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the civil or state courts of the State of New York or in the federal courts located in the Southern District of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision that may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

4.8 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.9 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.

4.10 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Virginia, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 20th day of April, 2016.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman and Chief Executive Officer

WITNESS:

/s/ Robin Hanisch
Robin Hanisch, Secretary

NOTICE OF CONVERSION

The undersigned hereby elects to convert $            of the principal and $            of the accrued but unpaid interest due on the Note originally issued by Wheeler Real Estate Investment Trust, Inc. on March 19, 2015 (and amended as of April 20, 2016) into common stock of Wheeler Real Estate Investment Trust, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: